Exhibit 99.1

SUPERIOR	Investor Relations Line:
(818) 902-2701 www.supind.com

Contacts:
Superior Industries
Kerry Shiba
(818) 781-4973
NEWS RELEASE
PondelWilkinson Inc.
Robert Jaffe / Roger Pondel
(310) 279-5980
Investor@pondel.com
Kerry A. Shiba
Joins Superior Industries Board of Directors

VAN NUYS, CALIFORNIA - April 15, 2013 -- Superior Industries International, Inc. (NYSE:SUP) today announced the appointment of Kerry A. Shiba to its board of directors.

Mr. Shiba, 58, is executive vice president and chief financial officer of Superior. His appointment fills a board seat vacancy that expires in 2014.

“Kerry joins our board at a critical juncture, as the company is in a proxy contest and the board thought it prudent to protect shareholder value by appointing him to this seat,” said Steven J. Borick, chairman, president and chief executive officer. “We welcome the financial guidance and strategic direction that Kerry will provide as a board member as we embark on a major capital project-investing $125 million to $135 million to construct a new manufacturing plant in Mexico-that we believe will help propel the company's next stage of growth.”

The company said that the board's action also provides the additional time needed to identify and recruit an experienced and qualified independent candidate to sit as a director.

Mr. Shiba also is a member of the board of directors of Tulsa-based Ramsey Industries LLC. Prior to joining Superior in 2010 as senior vice president and chief financial officer, he was senior vice president/chief financial & restructuring officer and president of the original equipment business unit of Remy International, Inc., a supplier of components to automobile and truck manufacturers. Mr. Shiba previously held senior management positions with Kaiser Aluminum Corporation, including vice president and chief financial officer, and served in senior financial management roles with The BF Goodrich Company.

Superior also said that its definitive proxy statement and accompanying letter to shareholders in connection with the proxy contest is being mailed today.

About Superior Industries

Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its five plants in both the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Major customers include Ford, General Motors, Chrysler, BMW, Mitsubishi, Nissan, Subaru, Toyota and Volkswagen. For more information, visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include, but are not limited to, estimated expenditures for Superior's new manufacturing plant helping to propel the company's next stage of growth, are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports, including the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2012. These factors and risks relate to items including, but not limited to, fluctuations in the market price and trading volume for our common stock, general automotive industry and market conditions and growth rates, as well as general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Important Information And Where To Find It

In connection with its solicitation of proxies for the 2013 Annual Meeting of Shareholders, Superior has filed with the SEC and mailed to shareholders a definitive proxy statement dated April 12, 2013, together with a WHITE proxy card. Superior, its directors, nominee for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT SUPERIOR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain an additional copy of Superior's definitive proxy statement and any other documents filed by Superior with the Commission for free at the Internet website maintained by the Commission at www.sec.gov or the Company's website at www.supind.com. If you have any questions or need any assistance voting your shares, please contact Ms. Cathy Buccieri at Superior at (818) 902-2701 or proxy2013@supind.com.